FIRST AMENDMENT TO THE
                        EXECUTIVE RETENTION AGREEMENT FOR
                               BENJAMIN F. MONTOYA

         This FIRST AMENDMENT TO THE EXECUTIVE  RETENTION AGREEMENT FOR BENJAMIN
F. MONTOYA (the "Agreement"), by and between Public Service Company of New Mexico, a New Mexico corporation ("PNM" or the "Company") and Benjamin F.
Montoya ("Montoya"), is effective as of the date Benjamin F. Montoya's name is added to the Executive Retention Plan roster and approved by the Compensation and Human Resources Committee of the PNM Board of Directors, pursuant to Section
2.13 of the Public Service Company of New Mexico First Restated and Amended Executive Retention Plan, effective December 7, 1998.

         WHEREAS, Montoya was newly elected as President and Chief Executive Officer of PNM when the Agreement was entered into effective November 15, 1993;

         WHEREAS, the Company reserved the right to amend, modify or terminate this Agreement pursuant to paragraph B of the Agreement without the consent of Montoya;

         WHEREAS, on December 7, 1998, the Compensation and Human Resources Committee of the PNM Board of Directors approved certain benefits upon a Change in Control (as defined in the First Restated and Amended Executive Retention
Plan) and authorized certain amendments to affected plans, including this Agreement; and

         WHEREAS, the Company desires to amend this Agreement to incorporate the approved Change in Control benefits. The Company hereby amends this Agreement to provide that the retention benefits otherwise provided herein to Montoya, in the event Montoya's employment is involuntarily or constructively terminated with PNM following a Change in Control, shall be provided pursuant to the Public Service Company of New Mexico First Restated and Amended Executive Retention Plan.

         NOW THEREFORE, the Company hereby amends the Agreement as follows:

         ITEM 1. A new paragraph D shall be added to amend and terminate the Agreement, as follows:

         D. Notwithstanding anything to the contrary in this Agreement, benefits under this Agreement shall be provided pursuant to the Public Service Company of New Mexico First Restated and Amended Executive Retention Plan, effective December 7, 1998, and this Agreement shall cease providing such benefits and shall be terminated as of the date Benjamin
         F. Montoya's name is added to the Executive Retention Plan roster and approved by the Compensation and Human Resources Committee of the PNM Board of Directors, or its successor committee.

         ITEM 2. Except as herein above amended, the Company hereby supersedes this Agreement with the provisions of the First Restated and Amended Executive Retention Plan.


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         IN WITNESS  WHEREOF,  the Company  caused this First  Amendment  to the
Executive Retention Agreement For Benjamin F. Montoya to be executed.


                                    PUBLIC SERVICE COMPANY OF NEW MEXICO


Date:_________________              By_______________________________________
                                        JOHN T. ACKERMAN
                                        Chairman of the Board of Directors




Date:_________________              _________________________________________
                                            BENJAMIN F. MONTOYA










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